SCHEDULE 14A

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REAL ESTATE INCOME FUND

 (Name of Registrant as Specified in Its Charter)

Karpus Management, Inc. d/b/a/ Karpus Investment Management

  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Karpus Management, Inc. d/b/a/ Karpus Investment Management
183 Sully’s Trail
Pittsford, New York 14534

2005 SPECIAL MEETING OF THE STOCKHOLDERS OF
REAL ESTATE INCOME FUND INC.

This Proxy Statement and the enclosed GREEN proxy card are being furnished to you, the stockholders of the Real Estate Income Fund Inc. a Maryland corporation (hereinafter referred to as the “Fund” or “RIT”), in connection with the solicitation of proxies by Karpus Management, Inc. d/b/a Karpus Investment Management (“KIM”) for use at the 2005 special meeting of stockholders of the Fund, including any adjournments or postponements thereof and any consequent special meeting that may be called (the "Meeting").

KIM is soliciting proxies to take the following actions at the Meeting:

1.	To vote AGAINST approving a new Management Agreement.

2.	To vote AGAINST approving a new Subadvisory Agreement.

The Fund has announced that a special meeting of the stockholders of the Real Estate Income Fund Inc. will be held at American Conference Centers, 780 Third Avenue, New York, New York 10017 at 1:00 P.M. (E.S.T.) on Friday, October 21, 2005. The Fund has announced that the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the Meeting is August 22, 2005.

The mailing address of the principal executive offices of the Fund is: 125 Broad Street, 10th Floor, New York, New York 10004.

The date of this Proxy Statement is September 14, 2005. This Proxy Statement is first being furnished to Fund stockholders on or about September 22, 2005.

KIM on the one hand, and Western Investment LLC, Western Investment Hedged Partners L.P., Western Investment Activism Partners LLC, Western Investment Institutional Partners LLC and Arthur D. Lipson (collectively, “Western”), on the other hand, are members of a group formed in connection with this proxy solicitation and are deemed participants in this proxy solicitation (the “Group”). Additional information concerning the foregoing group members is set forth under the heading “Information Concerning the Participants in the Solicitation.”

As of September 14, 2005, KIM was the beneficial owner of 110,002 shares of the common stock of RIT which represents 0.99% of the issued and outstanding common stock of the Fund and Western was the beneficial owner of 479,500 shares of the common stock of RIT, which represents 4.33% of the issued and outstanding common stock of the Fund.

The enclosed GREEN proxy card may be executed by holders of record as of the Record Date. You are urged to sign and date the enclosed GREEN proxy card and return it in the enclosed envelope whether or not you plan to attend the Meeting.

YOUR LAST DATED PROXY IS THE ONLY ONE THAT COUNTS, SO RETURN THE GREEN PROXY CARD EVEN IF YOU HAVE ALREADY DELIVERED A PRIOR PROXY. WE URGE YOU NOT TO RETURN ANY PROXY CARD SENT TO YOU BY THE FUND.

THIS SOLICITATION IS BEING MADE BY KARPUS MANAGEMENT, INC. d/b/a
KARPUS INVESTMENT MANAGEMENT AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE FUND.

If you have any questions concerning this Proxy Statement or need help in voting your shares, please contact:

Karpus Investment Management
Cody B. Bartlett Jr., CFA, Investment Strategist
183 Sully's Trail
Pittsford, New York 14534
(585) 586-4680 (ext. 235)
e-mail: cody@karpus.com

Copies of the Fund’s most recent annual report and semi-annual report succeeding such annual report, if any, are available without charge to the stockholders upon request to the Fund at: 125 Broad Street, New York, New York 10004, or by calling toll free at 1-800-451-2010.

INTRODUCTION

This proxy solicitation comes to you for one very important reason. Your fund, Real Estate Income Fund Inc., is asking you to approve a new Management Agreement which would take effect when the Fund’s investment manager, Citi Fund Management Inc. (“CFM” or the “Advisor”) becomes a subsidiary of Legg Mason, Inc. ("Legg Mason") pursuant to a deal between Legg Mason, Inc. and Citigroup Inc. ("Citigroup"). In addition, RIT is asking you to approve a new Subadvisory Agreement with AEW Management & Advisors LP (“AEW”) which also would take effect upon consummation of the deal with Legg Mason. As stockholders of the Fund you have the opportunity NOW to make Fund management sit-up and pay attention!

1.	We advocate voting AGAINST approving a new Management Agreement.

2.	We advocate voting AGAINST approving a new Subadvisory Agreement.

The Fund is seeking your permission to approve a new Management Agreement and Subadvisory Agreement to take effect after the Advisor becomes a subsidiary of Legg Mason. The Advisor’s parent company, Citigroup, has made a deal with Legg Mason that benefits Citigroup. Karpus Investment Management believes that before the stockholders of the Fund approve a new Management Agreement and Subadvisory Agreement that is part of Citigroup’s deal, we are entitled to have our concerns about the Fund’s potential changes in management personnel and persistent trading discount to net asset value addressed. In short, we believe that shareholders of the Fund are also entitled to receive an economic benefit at this time, before the transaction would occur.

KIM believes that the shareholders of the Fund are not receiving the economic benefits that they should receive if the Fund is managed appropriately. KIM believes that current management has a general fiduciary duty to protect and enhance shareholder value. As part of protecting and enhancing shareholder value, management of the Fund should address the wide discount to net asset value currently being experienced by the Fund. The Board should address this loss of economic value prior to the approval of a new investment management and subadvisory contract.

We believe the Fund’s current portfolio management team has performed well. There is no assurance that personnel of the Advisor will not change or that other managers within Legg Mason will not influence or take over management of the Fund after the Advisor is sold to Legg Mason. What consideration are shareholders being offered to compensate for the risk of a change in investment management? Presumably, Citigroup benefits from this deal. How do we, as shareholders of the Fund, benefit from the proposed new Management Agreement and Subadvisory Agreement?

KIM believes the current Fund management and the Board of Directors of the Fund have not taken adequate measures to close the discount to net asset value that the Fund has historically maintained. We believe a duty of the Board is to enhance shareholder value and that the Board has failed to meet this duty by failing to take steps to mitigate the persistent trading discount.

The following table illustrates the historic discount of the Fund since the Fund’s inception. The source of the data is Bloomberg Inc.

Discount History Since Inception in 2002	RIT
IPO	+6.00%
6 Months After	+1.81%
1 Year After	-5.22%
Current (07/31/05)	-13.93%

UNLESS WE PREVENT THE APPROVAL OF A NEW MANAGEMENT AGREEMENT AND SUBADVISORY AGREEMENT, SHAREHOLDERS WHO HAVE NO CONFIDENCE IN THE PROPOSED TRANSACTION WILL HAVE NO BETTER OPTION THAN TO SELL THEIR SHARES.

If large shareholders believe they should sell their shares as a reaction to the new Management Agreement and Subadvisory Agreement, their sales could potentially depress the market price causing the discount to widen further. As can be seen from the table above, the investors that participated in the IPO of this Fund have experienced a tremendous loss of value due to the erosion of the Fund’s premium and widening of the discount. The Fund was incepted in 2002 and now, a little more than three years later, it is being asked to migrate to Legg Mason. We believe that we need management that is concerned about narrowing the trading discount and we do not see anything in management’s proxy materials that addresses this vital shareholder issue.

It is also the belief of KIM that any shareholder that has sold shares since the period ending six months after the initial price offering has been economically harmed because they sold their shares at a severe discount to the net asset value of the Fund. KIM believes that the Board of Directors has a duty to address and solve this problem now. It is time for action on this issue.

We are not being asked to elect a new Board of Directors at this time. The present Board that has failed to manage the discount of the Fund will remain with the Fund at this point.

AS OUTLINED BELOW, SHAREHOLDERS OF THE FUND HAVE LIMITED OPPORTUNITIES TO MAKE CHANGES IN THE BOARD OR EFFECT OTHER CHANGES IN CONTROL. OUR OPPORTUNITY TO ASSERT OURSELVES IS NOW.

The Fund has provisions in its articles of incorporation and bylaws which limit the ability of other entities or persons to acquire control of the portfolio or to modify its structure. They include the following:

Tiered Board Structure. The Board of Directors is classified into three classes, with terms of one, two, and three years initially and three years thereafter with only one class of Directors standing for election in any year. This prevents replacement of a majority of Directors for up to a two year period. In effect, this means that if KIM wanted to propose new “Independent” Directors to the Fund, it would take at least two years to install a majority of the Board.

Super-Majority Voting Requirements to Remove Directors. Directors can be removed only for cause and by a vote of 75% of the outstanding shares entitled to vote on the matter.

Super-Majority Voting Requirements to Take Certain Actions. The Fund cannot be converted from a closed-end to an open-end investment company without the approval of 75% of the Fund’s Directors. In addition, unless 75% of the Fund’s continuing Directors approve the transaction, the affirmative vote of the holders of at least 75% of the shares will be required to authorize the Fund’s portfolio’s conversion from a closed-end to an open-end investment company or generally to authorize any of the following transactions: (i) merge, consolidate or share exchange the Fund’s portfolio with or into any other corporation; (ii) dissolve or liquidate the Fund’s portfolio; (iii) sell, lease, exchange or otherwise dispose of all or substantially all of the assets of the Fund’s portfolios; (iv) change the nature of the business of the Fund’s portfolio so that it would cease to be an investment company registered under the 1940 Act; or (v) sell, lease or exchange the Fund’s portfolio, in exchange for securities of the portfolio, with any assets of any entity or person (except assets having an aggregate fair market value of less than $1,000,000). The affirmative vote of at least 75% of the shares will be required to amend the articles of incorporation or bylaws to change any of the foregoing provisions.

Due to the control provisions outlined above, it will be very hard for Shareholders to impose their will upon Fund management following approval of the proposed new Management Agreement and Subadvisory Agreement. This unique opportunity, where management must come to us, should not be allowed to pass. We urge all shareholders to vote against the new Management Agreement and Subadvisory Agreement proposals.

KIM BELIEVES THAT BY NOT APPROVING THE NEW MANAGEMENT AND SUBADVISORY CONTRACTS, STOCKHOLDERS OF THE FUNDS HAVE A UNIQUE OPPORTUNITY TO FORCE THE PRESENT BOARD OF DIRECTORS TO ADDRESS STOCKHOLDER EXPECTATIONS.

IT IS THE OPINION OF KIM THAT THIS MAY BE THE ONLY CHANCE FOR STOCKHOLDERS TO RECEIVE THE ECONOMIC BENEFIT THAT WILL RESULT FROM ACTIVE AND BETTER MANAGEMENT OF THE DISCOUNT! TO DATE, THE BOARD HAS FAILED TO ADDRESS THE SIGNIFICANT DISCOUNT TO NET ASSET VALUE.

Required vote

To become effective, the new Management Agreement and Subadvisory Agreement must be approved by a vote of a majority of the outstanding voting securities of the Fund. The “vote of a majority of the outstanding voting securities” is defined in the Investment Company Act of 1940, as amended, as the lesser of the vote of: (a) 67% or more of the voting power of the voting securities of the Fund that are present at the Meeting or represented by proxy if holders of shares representing more than 50% of the voting power of the outstanding voting securities of the Fund are present or represented by proxy or (b) more than 50% of the voting power of the outstanding voting securities of the Fund.

Other Matters

Other than the proposals described above, we are not aware of any other matters to be brought before the Meeting that affects our Fund. Should other matters be brought before the Meeting, the persons named as proxies in the enclosed GREEN proxy card will vote on such matters in their discretion.

VOTING PROCEDURES

Voting and Revocation of Proxies

For the proxy solicited hereby to be voted, the enclosed GREEN proxy card must be signed, dated and returned to:

Karpus Investment Management
c/o Regan & Associates, Inc.
505 Eight Avenue, Floor 12A
New York, New York 10018

in the enclosed envelope, in time to be voted at the Meeting. If you wish to vote in accordance with our recommendations, you must submit the enclosed GREEN proxy card and must NOT subsequently submit the Fund’s proxy card. IF YOU HAVE ALREADY RETURNED THE FUND’S PROXY CARD, YOU HAVE THE RIGHT TO REVOKE IT AND ALL MATTERS COVERED THEREBY AND MAY DO SO BY SUBSEQUENTLY SIGNING, DATING AND MAILING THE ENCLOSED GREEN PROXY CARD. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE MEETING. Execution of a GREEN proxy card will not affect your right to attend the Meeting and to vote in person.

Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by: (i) submitting to the Fund or to us a later dated written revocation or duly executed proxy; or (ii) attending and voting at the Meeting in person (mere attendance at the Meeting will not in and of itself constitute a revocation).

Although a revocation of a proxy solicited by the Fund will be effective only if delivered to the Fund, we request that either the original or a copy of all revocations be mailed to Karpus Investment Management, c/o Regan & Associates, Inc., 505 Eight Avenue, Floor 12A, New York, New York 10018, so that we will be aware of all revocations and can more accurately determine if and when the requisite proxies have been received.

Shares of Common Stock represented by a valid unrevoked GREEN proxy card will be voted as specified. Shares represented by a GREEN proxy card where no specification has been made will be voted:

1.	AGAINST approving a new Management Agreement.

2.	AGAINST approving a new Subadvisory Agreement.

If any of your shares were held in the name of the brokerage firm, bank nominee, or other institution on the Record Date, only that institution can vote your shares and only upon receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at such institution and instruct that person to execute and return the GREEN proxy card on your behalf. You should also promptly sign, date, and mail the voting instructions form (or GREEN proxy card) that your broker or banker sends you. Please do this for each account you maintain to ensure that all of your shares are voted. If any of your shares were held in the name of a brokerage firm, bank, bank nominee, or other institution on the Record Date, to revoke your proxy you will need to give appropriate instructions to such institution. IF YOU DO NOT GIVE INSTRUCTIONS TO YOUR BROKER OR OTHER NOMINEE, YOUR SHARES WILL NOT BE VOTED.

Only holders of record as of the close of business on the Record Date will be entitled to vote at the Meeting. If you were a stockholder of record on the Record Date, you will retain your voting rights for the Meeting even if you sell shares after the Record Date. Accordingly, it is important that you vote the shares you owned on the Record Date or grant a proxy to vote such shares, even if you sell some or all of your shares after the Record Date.

Based on publicly available information, the shares of Common and Preferred Stock are the only shares of capital stock of the Fund entitled to notice of, and to vote at, the Meeting. According to the Fund’s Annual Report for the period ending December 31, 2004, there were 11,069,242 shares of Common Stock and 2,600 shares of Preferred Stock issued and outstanding. Every holder of shares is entitled to one (1) vote for each share of Common or Preferred Stock held.

Shareholder Approval.

In accordance with the Fund’s Amended and Restated Bylaws, at the Meeting, the presence in person or by proxy of stockholders entitled to cast (without regard to class) a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum. Shares represented by proxies that reflect abstentions and Broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. “Broker non-votes” occur when a broker has not received voting instructions from the beneficial owner of the shares and either declines to exercise its discretionary voting authority or is barred from doing so because the proposal is contested. The Broker non-votes will be counted for purposes of determining whether a quorum is present at the Meeting but cannot be voted on matters submitted to a vote without direction of the beneficial owner.

SOLICITATION OF PROXIES

In connection with our solicitation of proxies for use at the Meeting, proxies may be solicited by mail, courier service, advertisement, telephone, telecopier, or other electronic means, and in person. Solicitations may be made in the manner set forth in the Proxy Statement, by certain of the officers or employees of KIM, none of whom will receive additional compensation for such solicitations. We may request banks, brokerage firms, and other custodians, nominees, and fiduciaries to forward all of the solicitation material to the beneficial owners of the shares of the Common and Preferred Stock (if applicable) that they hold of record.

We have retained Regan & Associates, Inc. for solicitation and advisory services in connection with the solicitation of proxies. KIM will pay a fee to be mutually agreed upon between KIM and Regan & Associates, Inc. based on the services provided.

All expenses associated with any solicitation of proxies by KIM in connection with the Meeting will be borne directly by KIM and clients of KIM. KIM intends to seek reimbursement from Citigroup, the Advisor and the Board of Directors, should the proposals be approved. We estimate that the costs incidental to our solicitation of proxies, including expenditures for advertising, printing, postage, legal and related expenses, will be approximately $50,000. KIM estimates that its costs incurred to date are approximately $8,000. KIM intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Fund’s voting shares required under applicable law to defeat the proposal to approve the new management agreement.

INFORMATION CONCERNING THE PARTICIPANTS IN THE SOLICITATION

Karpus Investment Management was founded in 1986 by George Karpus and Jo Ann Van Degriff. KIM is an independent registered Investment Adviser with slightly over 1 billion dollars under management. KIM is employee owned.

KIM’s founding goal is to achieve investment results in the top quartile of professionally managed monies over a three-to-five year period based on each client’s risk/return objective. KIM provides customized, conservative investment management for high net worth individuals, pension plans, foundations, endowments, trusts, estates, and Taft Hartley accounts. KIM is located in Pittsford, New York (a suburb of Rochester, New York).

KIM prides itself in independent research. One of the fundamental beliefs of KIM is that “street research” is tainted with conflicting motives. KIM is not affiliated with any brokerage firm.

KIM has gained national recognition through rankings in as a “Worlds Best Money Manager” according to Nelson Information.

Officers and Key Employees of Karpus Management, Inc. d/b/a Karpus Investment Management

SUMMARY BIOGRAPHIES - KARPUS INVESTMENT MANAGEMENT

Karpus Professional	Overall/Firm	Higher Education		Other Experience
George W. Karpus * CEO & Chief Investment Officer	36/19	MS BS	Rensselaer Polytechnic Institute St. Lawrence University - Physics	Qualified Consulting, Inc., Bache & Co., Marine Midland, Shearson Hayden-Stone
Jo Ann Van Degriff * Executive Vice President	36/19	BS	Elmira College - Economics	Marine Midland Bank - Trust Dept. Investment Services
Dana R. Consler * Senior Vice President	29/11	MBA BS	Boston University Rollins College - Economics	Marine Midland Bank - Trust Dept. Investment Services
Kathleen F. Crane * Chief Financial Officer	19/19	BS	St. Bonaventure University - Management Science
Sharon L. Thornton * Senior Fixed Income Analyst/Portfolio Mgr.	31/15	BS	University of Rochester - Economics	Marine Midland, Cowen & Co., Sage Rutty
Thomas M. Duffy, Client Support/ Office Support Manager *	14/13	BA	SUNY Geneseo - Communications	Fleet Bank -Client Services - Mutual Fund Areas
Cody B. Bartlett, Jr., CFA Investment Strategist & Senior Fixed Income Analyst	7/7	CFA MS BA	Chartered Financial Analyst Rochester Inst. of Technology - Finance SUNY Fredonia - Psychology

Shares of the Real Estate Income Fund, Inc. beneficially owned by Officers/ Employees/ and directly related accounts of such persons.

Karpus Share Ownership
RIT
GEORGE W. KARPUS	4900
KATHLEEN KARPUS	100
DANA CONSLER	160
*APOGEE PARTNERS, L.P.	31,200
**GARNSEY PARTNERS, L.P.	31,145

*	George Karpus Owns 1.30%
**	George Karpus Owns 5.51% and Karpus Management, Inc. is the general partner of the partnership with investment control.

Arthur D. Lipson is the managing member of Western Investment LLC , a Delaware limited liability company (“WILLC”). WILLC is the general partner and managing member of Western Investment Hedged Partners L.P., a Delaware limited partnership (“WIHP”), Western Investment Activism Partners LLC, a Delaware limited liability company (“WIAP”), and Western Investment Institutional Partners LLC, a Delaware limited liability company (“WIIP”). The principal occupation of Mr. Lipson is acting as the managing member of WILLC. The principal business of WILLC is acting as the general partner and managing member of WIHP, WIAP and WIIP. The principal business of WIHP, WIAP and WIIP is the business of acquiring, holding and disposing of investments in various companies. The principal business address of Mr. Lipson, WILLC, WIHP, WIAP and WIIP is 2855 East Cottonwood Parkway, Suite 110, Salt Lake City, Utah 84121. As of the close of business on September 14, 2005, WIHP, WIAP and WIIP beneficially owned 289,900, 24,600 and 165,000 shares of common stock of the Fund, respectively, representing 2.62%, 0.22% and 1.49% of the shares outstanding. As the general partner or managing member, as the case may be, of WIHP, WIAP and WIIP, WILLC may be deemed to beneficially own the 479,500 shares beneficially owned in the aggregate by WIHP, WIAP and WIIP, representing 4.330% of the shares outstanding. As the managing member of WILLC, Mr. Lipson may be deemed to beneficially own the 479,500 shares beneficially owned by WILLC, representing 4.330% of the shares outstanding. Each of WILLC and Mr. Lipson is deemed to have sole voting and dispositive power over the shares reported as beneficially owned by WIHP, WIAP and WIIP by virtue of their respective positions described herein. Each of Mr. Lipson, WILLC, WIHP, WIAP and WIIP disclaims beneficial ownership of the shares held by the other participants in this solicitation.

On September 14, 2005, KIM, WILLC, WIHP, WIAP, WIIP and Mr. Lipson entered into a Joint Filing and Solicitation Agreement in which, among other things, (a) the parties agreed to file individually statements on Schedule 13D, and any necessary amendments thereto, with respect to the formation of the Group and to the extent required under applicable securities laws, (b) the parties agreed not to, directly or indirectly, sell, dispose of, transfer or hypothecate any securities of the Fund without the prior written consent of each of the parties, (c) the parties agreed to form a group for the purpose of soliciting proxies in opposition to the Fund’s proposals to approve a new Management Agreement and Subadvisory Agreement for the Fund, and voting in against and soliciting proxies against such proposals, and (d) KIM and Western agreed to share all expenses incurred in connection with the group’s activities in connection with the solicitation based upon their respective ownership percentages in the Fund as of the date of the Meeting (or any adjourned meeting).

Other than as set forth in this Proxy Statement, there are no contracts, arrangements, or understandings entered into by any of the participants in the solicitation or, to the participants’ knowledge, any of their respective associates within the past year with any person with respect to any of the Fund’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division or losses or profits, of the giving or withholding of proxies.

Except as set forth in the Proxy Statement, none of the participants in the solicitation or, to the participants’ knowledge, any of their respective associates has entered into any agreement or understanding with any person with respect to: (i) any future employment by the Fund or its affiliates; or (ii) any future transactions to which the Fund or any of its affiliates will or may be a party.

CERTAIN INFORMATION ABOUT THE FUND

The Fund is a Maryland Corporations with their principal executive offices located at: 125 Broad Street, 10th Floor, New York, New York 10004.

The Fund is subject to the informational requirements of the Exchange Act and the Investment Company Act of 1940, as amended, and in accordance therewith files reports, proxy statements, and other information with the SEC. Reports, registration statements, proxy statements, and other information filed by the Fund with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at the Public Reference Room, 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549. Documents filed electronically by the Funds are also available at the SEC’s Web site: http://www.sec.gov.

OTHER MATTERS TO BE CONSIDERED AT THE MEETING

Except as set forth in the Proxy Statement, we are not aware of any matters affecting the Fund to be brought before the Meeting. Should other matters properly be brought before the Meeting that KIM is unaware of a reasonable time before this solicitation, the attached GREEN proxy card, when duly executed, will give the proxies named therein discretionary authority to vote on all such matters and on all matters incident to the conduct of the Meeting. Such discretionary authority will include the ability to vote shares on any proposal to adjourn the Meeting. Execution and delivery of a proxy by a record holder of shares of Common Stock or Preferred Stock (if applicable) will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

STOCKHOLDER PROPOSALS FOR THE FUND’S ANNUAL MEETINGS

A shareholder proposal intended to be presented at the Fund’s next annual meeting of shareholders must be (or must have been) received at the offices of the Fund, 125 Broad Street, 10th Floor, New York, New York 10004, not later than November 28, 2005 to be included in the proxy statement and the form of proxy relating to the meeting. The submission by a shareholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included in a proxy statement. Shareholder proposals are subject to certain regulations under the federal securities laws.

The persons named as proxies for the Fund’s next annual meeting of the shareholders will have discretionary authority to vote on any matter presented by a shareholder for action at that meeting unless that Fund receives (or received) notice of the matter between January 26, 2006 and February 25, 2006, in which case these persons will not have discretionary voting authority except as provided in the SEC’s rules governing shareholders proposals.

ADDITIONAL INFORMATION

The information concerning the Funds contained in this Proxy Statement has been taken from, or is based upon, publicly available information. Although we do not have any information that would indicate that any information contained in this Proxy Statement concerning the Funds is inaccurate or incomplete, we do not take any responsibility for the accuracy or completeness of such information. We have omitted from this Proxy Statement certain disclosure required by applicable law that is already included in the Fund’s Proxy Statement. This disclosure includes, among other things, information concerning the transaction between Citigroup and Legg Mason, a description of the existing Management Agreement and Subadvisory Agreement, and security ownership of management and persons who beneficially own more than 5% of the shares.

The address of Citi Fund Management Inc. is: 399 Park Avenue, New York, New York 10022.

Questions, or requests for additional copies of the Proxy Statement, should be directed to:

Karpus Investment Management
Cody B. Bartlett Jr., CFA, Investment Strategist
183 Sully’s Trail
Pittsford, New York 14534
(585) 586-4680 (ext. 235)
e-mail: cody@karpus.com

REAL ESTATE INCOME FUND INC.

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 21, 2005
THIS PROXY IS SOLICITED ON BEHALF OF
KARPUS MANAGEMENT, INC. D/B/A KARPUS INVESTMENT MANAGEMENT

THE BOARD OF DIRECTORS OF REAL ESTATE INCOME FUND INC.
IS NOT SOLICITING THIS PROXY

The undersigned, revoking prior proxies, hereby appoints Sharon L. Thornton, and Cody B. Bartlett, Jr., and each of them, Proxies with several powers of substitution, to vote all of the shares of stock of Real Estate Income Fund Inc. owned by the undersigned and entitled to vote at the Special Meeting of Shareholders of Real Estate Income Fund Inc. to be held at American Conference Centers, 780 Third Avenue, New York, New York 10017 at 1:00 PM (E.S.T.) on Friday, October 21, 2005, or at any postponement or adjournment thereof, upon the following matters as described in the Notice of Meeting and accompanying Joint Proxy Statement, which have been received by the undersigned.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is given on these proposals, this proxy card will be voted “AGAINST” Item 1 and Item 2, and will be voted in accordance with the proxy’s best judgment as to any other matters.

CONTROL NUMBER: [insert control #]

Please sign this proxy exactly as your name or names
appears hereon. Joint owners should each sign personally.
Trustees and other fiduciaries should indicate the capacity
In which they sign, and where more than one name appears,
a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

________________________________________________
Signature

________________________________________________
Signature of joint owner, if any

Date ___________________________________________

PLEASE VOTE, SIGN AND DATE THIS GREEN PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. THIS MAY BE YOUR LAST CHANCE TO STOP THE BOARD OF DIRECTORS AND MANAGEMENT OF THE REAL ESTATE INCOME FUND INC. (THE "FUND") FROM APPROVING A NEW MANAGEMENT AGREEMENT AND SUBADVISORY AGREEMENT. SHAREHOLDERS MUST MAKE THE BOARD OF DIRECTORS REALIZE THAT THEY HAVE NOT FULFILLED THEIR DUTY TO THE SHAREHOLDERS BY NOT ADDRESSING THE PERSISTENT SEVERE DISCOUNT OF THE MARKET PRICE VERSUS THE NET ASSET VALUE OF THE FUND. AS A SHAREHOLDER, KARPUS INVESTMENT MANAGEMENT WANTS THE ECONOMIC BENEFIT THAT THE SHAREHOLDERS SHOULD RECEIVE.

PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example [x]

Item #1.
KARPUS INVESTMENT MANAGEMENT RECOMMENDS THAT YOU VOTE "AGAINST" APPROVING A NEW MANAGEMENT AGREEMENT FOR THE FUND.

ITEM 1   APPROVE A NEW MANAGEMENT AGREEMENT

☐	☐	☐
AGAINST	FOR	ABSTAIN

Item #2:
KARPUS INVESTMENT MANAGEMENT RECOMMENDS THAT YOU VOTE “AGAINST”APPROVING A NEW SUBADVISORY AGREEMENT.

ITEM 2   APPROVE A NEW SUBADVISORY AGREEMENT

☐	☐	☐
AGAINST	FOR	ABSTAIN

Signed proxies that are not checked will be voted by Karpus Investment Management “AGAINST” Item #1 AND Item #2.